UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2006

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000 51030	59-343-4771
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  Results of Operations and Financial Condition

On March 9, 2006, OccuLogix, Inc. (the “Company”) issued a press release announcing financial results for the three months and year ended December 31, 2005. A copy of the press release is attached as an exhibit to this Current Report.

ITEM 8.01  Other Events

On March 9, 2006, the Company issued a press release announcing that an in-depth analysis of the data from the Company’s pivotal clinical trial, known as the MIRA-1 Study, identified subjects that were included in the intent-to-treat (“ITT”) population but who deviated from the MIRA-1 Study protocol as well as those patients who had documented losses or gains in vision for reasons not related to retinal disease, such as cataracts and YAG capsulotomies. Those subjects in the ITT population who met the MIRA-1 Study protocol requirements, and who did not exhibit ophthalmic changes unrelated to retinal disease, comprised the modified per-protocol population. In the analysis of the modified per-protocol population, eyes treated with the Company’s RHEO™ procedure demonstrated a mean vision gain of 0.8 lines of Best Spectacle-Corrected Visual Acuity applying the Early Treatment Diabetic Retinopathy Scale (“ETDRS BCVA”) at 12 months post-baseline compared to a mean vision loss of 0.1 lines of ETDRS BCVA in the eyes of the placebo group. The result was statistically significant (repeated measure p value = 0.0147). A copy of the press release is attached as an exhibit to this Current Report.

ITEM 9.01  Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of OccuLogix, Inc. dated March 9, 2006.

99.2	Press Release of OccuLogix, Inc. dated March 9, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.

Date: March 14, 2006
	By:	/s/John Y. Caloz
John Y. Caloz
Chief Financial Officer